                               BABYGEAR.COM, INC.
                           CONVERTIBLE PROMISSORY NOTE

                                                             New York, New York

US$9,898,627.11

                                                      July 6, 2000

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS,
(II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS THAT IS AVAILABLE IF AN OPINION OF COUNSEL TO SUCH EFFECT IS DELIVERED TO BABYGEAR.COM, INC. IN A FORM THAT IS REASONABLY SATISFACTORY TO BABYGEAR.COM, INC. THE SECURITIES REPRESENTED BY THIS NOTE ARE ALSO SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT (AS DEFINED HEREIN).

      1. Principal; Interest; Due Date.

            BABYGEAR.COM, INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to iBaby, Inc., a Delaware corporation ("iBaby"), in lawful money of the United States at the address of iBaby set forth below, the principal amount of NINE MILLION EIGHT HUNDRED NINETY-EIGHT THOUSAND SIX HUNDRED TWENTY-SEVEN DOLLARS and ELEVEN CENTS ($9,898,627.11) which shall be due and payable in full together with any accrued and unpaid interest thereon on January 6, 2003 (the "Maturity Date"). If the Maturity Date is not a business day in New York, New York, such payment shall be due and payable on the next succeeding business day in New York, New York. Interest on the outstanding principal amount of this Note at a rate of 6.0% per annum, shall accrue from October 1, 2000 until the Maturity Date. Interest on this Note shall be due and payable on the Maturity Date other than pursuant to Paragraph 7(b). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 1, 2000. The Company shall pay interest

(including post-petition interest in any proceeding under any bankruptcy law) on overdue principal from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The outstanding principal amount and accrued and unpaid interest of this Note may be prepaid at any time by the Company.

      Terms used herein and not otherwise defined have the meanings assigned to them in the Asset Purchase Agreement, dated July 6, 2000, by and among the Company, iVillage Inc., a Delaware corporation, and iBaby (the "Purchase Agreement").

            This Note is being issued by the Company pursuant to Section 4.3 of the Purchase Agreement as payment of the Purchase Price payable by the Company to iBaby for the Assets. If an adjustment to the purchase price for the Assets occurs as a result of the application of Section 2.3 of the Purchase Agreement, the outstanding principal amount of this Note shall be adjusted upward or downward in accordance with such Section 2.3 of the Purchase Agreement, effective as of July 6, 2000. This Note may not be transferred except in accordance with the terms of the Purchase Agreement.

      2. Right of Set-Off. The Company shall have the right to withhold and set-off against any amount due under this Note the amount of any claim for indemnification or payment of damages to which the Company may be entitled under the Purchase Agreement, as provided in Article X thereof.

      3. Security. The obligations of the Company under this Note are secured by a pledge of up to 100% of the inventory being transferred as part of the Assets on the Closing Date and as listed on Schedules I and II to Disclosure Schedule
Section 2.1 of the Purchase Agreement and as may be adjusted by the Inventory Schedule prepared pursuant to Section 2.3 of the Purchase Agreement, pursuant to the terms and conditions of that certain Security Agreement of even date herewith between the Company and iBaby (the "Security Agreement"), and the terms of such Security Agreement are incorporated herein by reference. Notwithstanding the foregoing, the intellectual property assets shall not be subject to this
Section 3. Pursuant to Section 4 of the Security Agreement, prepayments on the principal amount of this Note may be required and shall be noted on Schedule I to this Note.

      4. Defaults and Remedies. An "Event of Default" shall mean the occurrence of one or more of the following described events: (a) the Company shall default in the payment when due of principal of or interest on this Note whether at maturity or otherwise; (b) material breach by the Company of its representations and warranties contained in the Purchase Agreement which is not cured within thirty (30) days after written notice from iBaby of such failure; (c) failure by the Company to comply with any of its other agreements in the Purchase Agreement or this Note for thirty (30) days after written notice from iBaby of such failure; (d) default by the Company under any agreement or instrument under which there may be issued or evidenced any financing with an aggregate outstanding principal amount of at least US$1.0 million, which default continues for at least thirty (30) days, whether such financing now exists, or is created after the Closing Date, if that default: (1) is caused by a failure to repay such financing at its stated final maturity (after giving effect to any applicable grace period provided in such financing); or (2) results in the acceleration of such financing prior to its stated final maturity; (e) failure by the Company to pay final judgments aggregating in excess of US$1.0 million which judgments are not paid, discharged or stayed for a period of thirty (30) days after such judgment or judgments become final and non-appealable; (f) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days; or (g) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

      If any Event of Default occurs and is continuing, iBaby may declare all of this Note to be due and payable immediately by written notice to the Company. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clauses (f) and (g) above, this Note will become due and payable immediately without further action or notice. iBaby may waive any existing Event of Default and its consequences under the Purchase Agreement and this Note or rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all other existing Events of Default have been cured or waived.

      5. Attorneys' Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings, or if this Note is placed in the hands of attorneys for collection after an Event of Default, the Company agrees to pay reasonable attorneys' fees and costs incurred by iBaby for the collection of payment under this Note.

      6. Amendment, Supplement and Waiver. This Note may be amended or supplemented only with the written consent of both iBaby and the Company, and any existing Event of Default or compliance by the Company with any provision of this Note may be waived with the consent of iBaby.

      7. Conversion.

            (a) In the event of the consummation of the Financing on or prior to September 30, 2000, the Company shall (i) prepay the Prepayment Amount (as defined below), which amount shall be delivered on the closing date of the Financing to iBaby by wire transfer of immediately available funds to an account or accounts designated in writing by iBaby; and (ii) prepay $2,474,656.78 of the outstanding principal amount of this Note (or, if an adjustment occurs pursuant to Section
2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of this Note as of July 6, 2000) by delivering to iBaby a number of Equity Securities of the Company of the same type and class as and with the same rights, preferences and privileges as the Equity Securities issued in connection with the Financing (except that such Equity Securities shall be subject to set-off rights and transfer restrictions similar to those described in this Note and the Purchase Agreement and such other rights as are described in this Note) equal to $2,474,656.78 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of this Note as of July 6, 2000) divided by the purchase price per Equity Security paid by the investor(s) in the Financing provided that, if more than one financing constitutes the Financing, the $2,474,656.78 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of this Note as of July 6, 2000) shall be divided by the purchase price per Equity Security paid by the investor(s) in the most recently consummated financing generating at least $10.0 million that makes up the Financing, which shall be delivered to iBaby on the closing date of the most recent Financing in the form of stock certificates registered in the name of iBaby, Inc. In such event, this Paragraph 7 and Paragraphs 2, 8 and 10 shall cease to have any effect. The "Prepayment Amount" means the difference between
(x) $2,474,656.78 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one quarter of the outstanding principal amount of this Note as of July 6, 2000) and (y) all prepayments of this Note prior to the consummation of the Financing other than any prepayments for an adjustment pursuant to Section 2.3 of the Purchase Agreement.

            (b) In the event that the Financing is not consummated on or prior to September 30, 2000, this Note shall be automatically converted on September 30, 2000 in accordance with the terms of this Paragraph 7, into a number of Equity Securities of the Company of the same type and class as and with the same rights, preferences and privileges as the Equity Securities issued in connection with the Prior Equity Financing (as defined below) equal to $9,898,627.11 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, the outstanding principal amount of this Note as of July 6, 2000), less any cash prepayments of this Note previously paid by the Company to iBaby, divided by the Purchase Price Per Share (as defined below), which shall be delivered to iBaby on the date of conversion of this Note in the form of stock certificates registered in the name of iBaby, Inc.; provided however that the Company also hereby grants to iBaby the right on the consummation date of any Financing of the Company occurring subsequent to September 30, 2000 and on or prior to March 31, 2001 (a "Subsequent Financing"), to convert, at iBaby's option, the number of such Equity Securities previously granted to iBaby pursuant to the provisions of this clause (b) equal to (A) $4,949,313.55 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one half of the outstanding principal amount of this Note as of July 6, 2000) plus (B) the Prepayment Amount divided by (C) the Purchase Price Per Share of the Equity Securities received by iBaby pursuant to this clause (b) into (i) cash equal to the Prepayment Amount, which amount shall be delivered to iBaby by wire transfer of immediately available funds to an account or accounts designated in writing by iBaby on the date of the consummation of such Financing; and (ii) a note in the principal amount of $4,949,313.55 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, one half of the outstanding principal amount of this Note as of July 6, 2000), which shall be a full-recourse promissory note of the Company in the form of this Note excluding this Paragraph 7 and Paragraphs 2, 8 and 10 and delivered to iBaby on the consummation of such Financing. "Prior Equity Financing" means either (i) the issuance by the Company of Series B Convertible Preferred Stock of the Company in April 2000 or (ii) a subsequent equity financing of the Company in which the Company receives at least $10.0 million of gross proceeds and the purchase price per Equity Security paid by the investor(s) exceeds $10.91 (the purchase price paid per share of Series B Convertible Preferred Stock) if any such equity financing occurs on or prior to September 30, 2000. "Purchase Price Per Share" means (i) $10.91 with respect to the issuance of the Series B Convertible Preferred Stock and (ii) the purchase price per Equity Security paid by the investor(s) in any other Prior Equity Financing with respect to such Prior Equity Financing. If this Note is not converted on September 30, 2000 in accordance with the terms of this Paragraph 7(b), then this Note shall convert into a number of Equity Securities of the Company of the same type and class as and with the same rights, preferences and privileges as the Equity Securities issued in connection with the Prior Equity Financing equal to $9,898,627.11 (or, if an adjustment occurs pursuant to Section 2.3 of the Purchase Agreement, the outstanding principal amount of this Note as of July 6, 2000), plus any accrued and unpaid interest on the principal amount of this Note less any cash prepayments of this Note previously paid by the Company to iBaby, divided by the Purchase Price Per Share, in lieu of the number of Equity Securities this Note would have converted to on September 30, 2000 and shall otherwise have the other rights described in this Paragraph 7(b).

            (c) Whenever the Company proposes to consummate a Financing, the Company will give prompt written notice thereof to iBaby at least twenty (20) days before the proposed consummation date.

            (d) The Company shall, or shall direct its transfer agent to, issue certificates evidencing the shares of the Equity Securities issuable upon the conversion of this Note after it shall have received an executed stock subscription agreement prepared by the Company and reasonably satisfactory to iBaby from iBaby in customary form and any other necessary subscription documents prepared by the Company in a form reasonably satisfactory to iBaby either (i) upon delivery of this Note to the Company or its transfer agent for cancellation and conversion, or (ii) upon iBaby notifying the Company or its transfer agent that such Note has been lost, stolen or destroyed and executing an agreement to indemnify the Company from any loss incurred by it in connection with such Note. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date. In addition, iBaby agrees to enter into the appropriate registration rights agreement in the form agreed to in the Financing or Prior Equity Financing, as appropriate, provided that iBaby will have the same rights and privileges as each other holder of the same class of Equity Securities held by iBaby, other than such additional rights that are granted to iBaby under the terms of this Note and certain transfer restrictions as referred to in the Purchase Agreement and certain set-off rights as set forth in Section 10.2 of the Purchase Agreement.

            (e) No fractional shares or scrip representing fractional shares shall be issued upon the prepayment or conversion of this Note pursuant to this Paragraph 7. With respect to any fraction of a share, an amount equal to such fraction shall be multiplied by the price per share paid in the Financing or Prior Equity Financing, as appropriate, and shall be paid in cash by wire transfer of immediately available funds to iBaby.

            (f) The Equity Securities issued under this Paragraph 7 will be "restricted securities" under the Securities Act of 1933, as amended (the "Act"), and under any applicable regulations thereunder. The Equity Securities may not be resold, pledged or otherwise transferred without registration under the Act except pursuant to an exemption from registration. iBaby understands (i) that the Equity Securities will not be registered under the Act or any state securities or "blue-sky" laws by reason of their issuance in a transaction exempt from the registration requirements of the Act or any state securities or "blue-sky" laws, (ii) that the Equity Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Act or any state securities or "blue-sky" laws or is exempt from such registration, (iii) that in the event that the Financing is consummated on or prior to September 30, 2000, iBaby shall have the same registration rights with respect to the Equity Securities as granted to an investor in that Financing, and that if the Financing is not consummated on or prior to September 30, 2000 and this Note is converted, the Equity Securities issued to iBaby shall have the registration rights granted to the Equity Securities in the Prior Equity Financing, and (iv) that the certificate(s) evidencing the shares of the Equity Securities will be imprinted with a legend that restricts their transfer substantially as set forth below unless they are registered or such registration is not required.

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS THAT IS AVAILABLE IF AN OPINION OF COUNSEL TO SUCH EFFECT IS DELIVERED TO BABYGEAR.COM, INC. IN A FORM THAT IS REASONABLY SATISFACTORY TO BABYGEAR.COM, INC. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO

            SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT, DATED JULY 6, 2000, BY AND AMONG BABYGEAR.COM, INC., iBABY, INC. AND iVillage INC."

      8. Adjustments. In the event that prior to the issuance by the Company of the Equity Securities to iBaby, there shall be any change in the outstanding capital stock of the Company by reason of subdivision or combination of the Company's outstanding capital stock, or by reason of a dividend or distribution of shares of capital stock of the Company, the Equity Securities issuable upon conversion of this Note and the purchase price therefor shall be appropriately adjusted (but without regard to fractions) by the Board of Directors of the Company to reflect such change.

      9. Merger or Consolidation. (a) In case of any (i) consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change in the outstanding capital stock of the Company), (ii) sale of all or substantially all of the assets of the Company or
(iii) transaction similar to those described in clauses (i) or (ii) above, on or prior to September 30, 2000 and prior to the consummation of the Financing, the corporation formed by such consolidation or merger or purchasing such assets shall execute and deliver to iBaby a new convertible note in the form of this Note providing that iBaby shall have the right thereafter (until the payment in full of such new note) to receive, upon conversion of such new note, the kind and amount of shares and stock and other securities, cash and property a holder of this Note would have received upon conversion of this Note if such conversion occurred immediately prior to such consolidation, merger, sale or transfer. Such new note shall provide for adjustments which shall be identical to the adjustments provided in Paragraph 8 and shall otherwise be identical to this Note.

      (b) In case of (i) any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change in the outstanding capital stock of the Company), (ii) sale of all or substantially all of the assets of the Company or (iii) transaction similar to those described in clauses (i) or (ii) above, subsequent to any conversion of this Note as provided in Paragraph 7 and at a time when a note from the Company to iBaby remains outstanding, the corporation formed by such consolidation or merger or purchasing such assets shall execute and deliver to iBaby a new note in the form of this Note excluding Paragraphs 2, 7 and 8 and for the amount outstanding under this Note immediately prior to such merger, consolidation or sale of assets.

      (c) The above provisions of this Paragraph 9 shall similarly apply to successive consolidations or mergers.

      10. Reservation of Stock. On the date hereof, the Company shall have obtained the consent of the holders of the outstanding Series A Convertible Preferred Stock and

Series B Convertible Preferred Stock to the transactions contemplated by the Purchase Agreement, the Security Agreement and this Note including the issuance of any Equity Securities upon a conversion or exchange of this Note, and there shall be no contractual restriction on the Company's ability to issue and deliver on conversion or exchange of this Note such shares of Equity Securities. On the date the Company issues any Equity Securities to iBaby, the Company will reserve and keep available, solely for the issuance and delivery upon the conversion of such Equity Securities, such shares of securities, as from time to time shall be issuable upon the conversion of the Equity Securities. The Company covenants that all Equity Securities which may be issued upon conversion of this
Note in accordance with the terms of this Note will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens, charges and security interests with respect to the issue thereof.

      11. Notices. All notices, requests, demands or other communications required or permitted under this Note shall be sent by courier or by facsimile transmission, to the parties hereto at their respective addresses set forth below, and notice shall be deemed given as of the date the notice is received if sent by courier or when transmitted if sent by facsimile:

            (a)   If to iBaby:

                  iVillage Inc.
                  212 Fifth Avenue
                  New York, New York 10010
                  Attention:  Steven A. Elkes
                  Telecopy No.:  (212) 689-9513
                  Telephone No.:  (212) 206-3106

                  with a copy to:

                  iVillage Inc.
                  212 Fifth Avenue
                  New York, New York 10010
                  Attention:  Michael A. Gilbert
                  Telecopy No.:  (212) 689-9834
                  Telephone No.:  (212) 206-3167

            (b)   if to the Company:

                  Babygear.com, Inc.
                  10 West 33rd Street, Suite 400
                  New York, New York 10001
                  Attention:  Preston Bealle, President and CEO
                  Telecopy No.: (212) 736-3578
                  Telephone No.: (212) 736-2600
                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention: John C. Kennedy, Esq.
                  Telecopy No.:  (212) 757-3990
                  Telephone No.:  (212) 373-3000

Each of the above addressees may change its address for purposes of this Paragraph 11 by giving to all other parties written notice of such new address in conformance with this paragraph.

      12. Waivers. To the fullest extent permitted by law, the Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of iBaby in exercising any right hereunder shall operate as a waiver of such right or any other right.

      13. Governing Law; Consent to Jurisdiction. This Note shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its choice of law principles). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Note or any matter referred to in this Note. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Paragraph 11 shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Paragraph 13. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or any transaction contemplated hereby in (i) the Supreme Court of the State of New York, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

      14. Parties in Interest. This Note shall bind the Company and its successors and assigns. Nothing in this Note, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Note on any Persons other than the parties to it and their respective successors, legal representatives and assigns, nor is anything in this Note intended to relieve or discharge the obligation or liability of any third Persons to any party to this Note, nor shall any provisions give any third Persons any rights of subrogation or action over or against any party to this Note.

      15. Paragraph Headings, Construction. The headings of Paragraphs in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Paragraph" or "Paragraphs" refer to the corresponding Paragraph or Paragraphs of this Note unless otherwise specified.

      16. Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific paragraph or subparagraph hereof.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first stated above.

                              BABYGEAR.COM, INC.


                              By:/s/ Preston Bealle
                                 ----------------------------------
                                 Name: Preston Bealle
                                 Title: President and Chief Executive Officer


      Accepted and Agreed to:

      iBaby, Inc.

      By:/s/ Steven A. Elkes
         ---------------------
         Name: Steven A. Elkes
        Title: Chief Executive Officer

                                           SCHEDULE I

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         Amount of               Amount    Amount    Running   Running
         Increase                  of        of      Unpaid    Unpaid
            of       Amount of  Principal Interest  Principal  Interest Notation
 Date    Principal  Prepayment   Prepaid   Prepaid   Balance   Balance   Made By
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                                       12